EXHIBIT 10.1

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Agreement”) is entered into as of this June 6, 2017, by and among (i) Dominion Capital LLC (the “Senior Creditor”), (ii) Rochon Capital Partners, Ltd., a Texas limited partnership (the “Subordinated Creditor”), and (iii) JRjr33, Inc. (f/k/a CVSL Inc.), a Florida corporation (the “Company”).

R E C I T A L S

A.    On November 20, 2015, the Senior Creditor entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of November 20, 2015, by and among the Company, and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”), whereby the Senior Creditor (as a Buyer) purchased at the Closing (as defined in the Securities Purchase Agreement) a senior secured convertible note with an initial principal amount $4,000,000 (the “Original Note”) all in accordance with that certain Senior Secured Convertible Note agreement issued by Company and dated as of November 20, 2015 (the “Senior Secured Convertible Note Agreement”).

B.    On or about the date hereof, the Senior Creditor and the Subordinated Creditor have entered into that certain Securities Purchase Agreement (the “Assignment Agreement”), dated as of June 6, 2017, whereby, subject to the satisfaction of the conditions to closing set forth therein, the Senior Creditor (i) in accordance with Section 19 of the Senior Secured Convertible Note Agreement, has caused the Original Note to be surrendered to the Company and has caused the Company to issue two (2) new notes in exchange therefor, the first being in the aggregate principal amount of $1,000,000 (the “Purchased Note”) and the second being in the aggregate principal amount of $2,400,000 (the “Remaining Note”), (ii) has agreed to sell to the Subordinated Creditor, and the Subordinated Creditor has agreed to purchase, the Purchased Note and (iii) has agreed to assign to the Subordinated Creditor, and the Subordinated Creditor has agreed to assume, its rights as a holder of the Purchased Note pursuant to the Securities Purchase Agreement (other than any rights pursuant to Section 4(o) of the Securities Purchase Agreement, which was not assigned to the Subordinated Creditor) (collectively, the “Sale and Assignment”). Capitalized terms used but not defined herein shall have the meanings set forth in the Assignment Agreement.

C.    As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditor to consummate the transactions contemplated by the Assignment Agreement, the Senior Creditor have required the execution and delivery of this Agreement by the Subordinated Creditor and the Company in order to set forth the relative rights and priorities of the Senior Creditor and the Subordinated Creditor under the Transaction Documents (as defined below).

NOW, THEREFORE, in order to induce the Senior Creditor to consummate the transactions contemplated by the Assignment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.    Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness or obligation: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation; (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person; or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean: (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt; (c) to accelerate the Subordinated Debt; (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Transaction Documents; (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor; or (f) take any action under the provisions of any state or federal law, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.

“Paid in Full” of “Payment in Full” means that: (a) all Senior Debt has been indefeasibly paid in full in cash or converted to shares of Common Stock pursuant to the terms of the Remaining Note (in each case, other than contingent indemnification obligations for which no claim yet has been asserted in writing); (b) all commitments to lend or purchase any Notes under the Transaction Documents have been terminated and no Person has any further right to obtain loans or other extensions of credit under the Transaction Documents; and (c) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim is pending or may reasonably be expected to be asserted under the Transaction Documents have been paid in full in cash.

“Permitted Refinancing” shall mean any refinancing of the Senior Debt under the Transaction Documents, provided that the financing documentation entered into by the Company in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents.

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Transaction Documents and pursuant to which the Senior Debt under the Transaction Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Transaction Documents” shall mean the Assignment Agreement, Securities Purchase Agreement, and the other Transaction Documents and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time subject to the terms of this Agreement.

“Senior Covenant Default” shall mean any “Event of Default” (other than a Senior Payment Default) under the Transaction Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Creditor” shall mean the holders of the Senior Debt from time to time party to the Assignment Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company or any guarantor from time to time owed to the Senior Creditor under the Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent in accordance with the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Default” shall mean any Senior Payment Default or Senior Covenant Default.

“Senior Default Notice” shall mean a written notice from the Senior Creditor pursuant to which the Subordinated Creditor are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

“Senior Payment Default” shall mean any “Event of Default” under the Transaction Documents resulting from the failure of the Company to pay to the Senior Creditor, on a timely basis, any principal, interest, fees or other obligations under the Transaction Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof or the delivery of any Redemption Notice (as defined in the Remaining Note) with respect thereto.

“Subordinated Debt” shall mean all of the obligations of the Company or any guarantor to the Subordinated Creditor evidenced by or incurred pursuant to the Purchased Note or any other Transaction Document.

“Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Transaction Documents (other than the Remaining Note) or any other occurrence permitting the Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Transaction Documents.

“Subordinated Debt Default Notice” shall mean a written notice from the Subordinated Creditor or the Company to the Senior Creditor pursuant to which the Senior Creditor are notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

2.	Subordination.

2.1    Subordination of Subordinated Debt to Senior Debt. The Company covenants and agrees, and the Subordinated Creditor by its execution of the Transaction Documents and the acceptance of the Purchased Note (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Transaction Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, nothing herein shall restrict the rights of the Company to issue, or a Subordinated Creditor to accept, shares of Common Stock in satisfaction, in whole or in part, of any obligation under any Subordinated Debt in accordance with the terms thereof in effect as of the Closing Date.

2.2    Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company or any Subsidiary of the Company:

(a)     All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt.

(b)     Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Senior Creditor (to be applied to the outstanding amount of Senior Debt held by the Senior Creditor) until all Senior Debt is Paid in Full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Creditor. The Subordinated Creditor also irrevocably authorizes and empowers the Senior Creditor, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)     The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d)     The Subordinated Creditor agrees that the Senior Creditor may consent to the use of cash collateral or provide financing to the Company on such terms and conditions and in such amounts as the Senior Creditor, in its sole discretion, may decide. The Subordinated Creditor agrees not to object to any of the foregoing. The Subordinated Creditor agrees that it will: (i) not seek to provide financing to the Company in any Proceeding; (ii) support, and not object to or oppose, any sale or other disposition of any property under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or applicable law if the Senior Creditor have consented to such sale or disposition; and (iii) not propose, seek and/or support confirmation of any plan to which the Senior Creditor have not consented in writing; the Subordinated Creditor agrees to object to and vote to reject confirmation of any plan which the Senior Creditor have objected to and/or rejected in writing. The Subordinated Creditor waives any claim it may now or hereafter have arising out of the Senior Creditor’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Company, as debtor in possession.

(e)     The Subordinated Creditor hereby irrevocably authorizes, empowers and appoints the Senior Creditor as its agent and attorney-in-fact to (i) execute, verify, deliver and file proofs of claim in respect of the Subordinated Debt upon the failure of the Subordinated Creditor promptly to do so prior to ten (10) Business Days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of the Subordinated Creditor to do so prior to five (5) Business Days before the expiration of the time to vote any such claim; provided, however, that no Senior Creditor shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Senior Creditor votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

(f)     The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditor and the Subordinated Creditor even if all or part of the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3     Subordinated Debt Payment Restrictions.

(a)    Notwithstanding the terms of the Transaction Documents, the Company hereby agrees that it may not make, directly or indirectly, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full.

(b)    No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until the Company shall have received a written waiver from the Senior Creditor.

(d)    Notwithstanding any provisions to the contrary, the failure of the Company to make any payment with respect to the Subordinated Debt by reason of the operation of Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.

The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4    Subordinated Debt Standstill Provisions. Until the Senior Debt is Paid in Full, no Subordinated Creditor shall, without the prior written consent of the Senior Creditor, take any Enforcement Action with respect to the Subordinated Debt.

2.5    Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by the Subordinated Creditor under this Agreement is made and received by the Subordinated Creditor, such Distribution shall not be commingled with any of the assets of the Subordinated Creditor, shall be held in trust by the Subordinated Creditor for the benefit of the Senior Creditor and shall be promptly paid over to the Senior Creditor for application (pro rata against the outstanding amount of Senior Debt held by the Senior Creditor) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.6    [Intentionally Omitted.].

2.7    Sale, Transfer or other Disposition of Subordinated Debt.

(a)    The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt held by it or any Transaction Documents: (i) without giving prior written notice of such action to the Senior Creditor; and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Creditor an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Creditor arising under this Agreement.

(b)    Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 10 hereof.

2.8    Legends. Until the termination of this Agreement in accordance with Section 16 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Purchased Note, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of June [__], 2017, by and among Dominion Capital LLC (the “Senior Creditor”), John Rochon, a natural person (the “Subordinated Creditor”) and the Company; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.    Modifications to Transaction Documents. The Transaction Documents may be amended, restated, supplemented or otherwise modified in accordance with, and to the extent permitted by, the terms and provisions contained in the Transaction Documents.

4.    Waiver of Certain Rights by Subordinated Creditor. The Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require the Senior Creditor to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of the Subordinated Creditor.

5.    Representations and Warranties.

5.1     Representations and Warranties of The Subordinated Creditor. The Subordinated Creditor hereby represents and warrants to the Senior Creditor that as of the date hereof: (a) the Subordinated Creditor has the legal capacity and the power and authority to enter into, execute, deliver and carry out the terms of this Agreement; (b) the execution of this Agreement by the Subordinated Creditor will not violate or conflict with any material agreement binding upon the Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) the Subordinated Creditor is the sole owner, beneficially and of record, of the Transaction Documents and the Subordinated Debt; and (e) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Company.

5.2     Representations and Warranties of the Senior Creditor. The Senior Creditor hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (a) the Senior Creditor is a corporation, limited liability company, limited partnership or partnership, as applicable, duly formed and validly existing under the laws of the state of its organization or formation; (b) the Senior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Senior Creditor will not violate or conflict with the organizational documents of the Senior Creditor, any material agreement binding upon the Senior Creditor or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Senior Creditor, enforceable against the Senior Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

6.    Subrogation. Until all Senior Debt is Paid in Full, the Subordinated Creditor shall be subrogated to the rights of the Senior Creditor to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. The Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by the Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Subordinated Creditor in trust as property of the holders of the Senior Debt, and the Subordinated Creditor shall forthwith deliver the same to the Senior Creditor for application to the Senior Debt until the Senior Debt is Paid in Full. A Distribution made pursuant to this Agreement to the Senior Creditor which otherwise would have been made to the Subordinated Creditor is not, as between the Company and the Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

7.    Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Creditor and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.    Further Assurances. Each party to this Agreement promptly shall execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
(a)If to the Company:
JRjr33, Inc. (f/k/a CVSL Inc.)
2400 North Dallas Parkway, Suite 230 Plano, Texas 75093
Telephone: (972) 398-7120
Attention: John Rochon, Jr.
Email: jr@richmont.net
With a copy (for informational purposes only) to:
Gracin & Marlow, LLP
The Chrysler Building, 26th Floor
405 Lexington Avenue
New York, New York 10174 Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.
Email: lmarlow@gracinmarlow.com
If to a Senior Creditor or a Subordinated Creditor, to its address, facsimile number or e-mail address set forth in the Assignment Agreement, with a copy (for informational purposes only) to:
Kelley Drye & Warren LLP
101 Park Avenue

New York, NY 10178
Telephone: (212) 808-7540
Facsimile: (212) 808-7897
Attention: Michael A. Adelstein, Esq.
or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren, LLP shall only be provided copies of notices sent to the lead Senior Creditor. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.
10.    Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the Senior Creditor, the Subordinated Creditor and the Company, in each case to the extent permitted under this Agreement and the Transaction Documents. Notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.    Relative Rights. This Agreement shall define the relative rights of the Senior Creditor and the Subordinated Creditor. Nothing in this Agreement shall: (a) impair, as among the Company and the Senior Creditor and as between the Company and the Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms; or (b) affect the relative rights of the Senior Creditor or the Subordinated Creditor with respect to any other creditors of the Company.

12.    Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Transaction Documents, the provisions of this Agreement shall control and govern.

13.    Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart hereof.

15.    Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.    Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Senior Debt is Paid in Full after which this Agreement shall terminate without further action on the part of the parties hereto.

17.    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Senior Creditor or the Subordinated Creditor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Senior Creditor or Subordinated Creditor or to enforce a judgment or other court ruling in favor of the Senior Creditor or Subordinated Creditor. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY:
JRjr33, Inc. (f/k/a CVSL Inc.) By: /s/ John P. Rochon Name: John P. Rochon Title: Chairman & CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:
ROCHON CAPITAL PARTNERS, LTD. By: /s/ Heidi Hafer Name: Heidi Hafer Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SENIOR CREDITOR:
DOMINION CAPITAL LLC By: /s/ Mikhail Gurevich Name: Mikhail Gurevich Title: Managing Member